Exhibit 10.33

MAXWELL TECHNOLOGIES, INC.

9244 BALBOA AVENUE

SAN DIEGO, CA 92123

December 19th, 2008

David Schramm

Dear David:

You and Maxwell Technologies, Inc. (the “Company”) signed an offer letter dated July 9, 2007 (the “Offer Letter”). To avoid potential adverse tax consequences imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Offer Letter is hereby amended by inserting the following new provisions at the end of Section 8 of the Offer Letter:

Separation from Service. Wherever this Offer Letter refers to a termination of employment, including (without limitation) a termination without Cause, the reference will be construed as a Separation. For all purposes under this Offer Letter, “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code. This paragraph supersedes any contrary provision of this Offer Letter.

Commencement of Severance Payments. Payment of the periodic salary continuation severance pay provided for under this Section 8 will begin on the first regularly scheduled payroll date that occurs on or after 45 days after your Separation, but only if you have complied with the release and other preconditions set forth in this Section 8 before that date. For purposes of Section 409A of the Code, each salary continuation payment under Section 8 is hereby designated as a separate payment. The Company will deliver the release referred to in this Section 8 to you within 30 days after your Separation. You must execute and return the release within the period of time set forth in the form of release.

Except as expressly set forth above, the Offer Letter will remain in effect without change.

You may indicate your agreement with this amendment of the Offer Letter by signing and dating the enclosed duplicate original of this letter agreement and returning it to

David Schramm

December 19th, 2008

me. This letter agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

Very truly yours,

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Tim Hart
Name:	Tim Hart
Title:	VP, CFO & Treasurer
(On behalf of Compensation Committee)

I have read and accept this amendment:

/s/ David Schramm
David Schramm

Dated: 19th December 2008

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